Exhibit 23.2

Laurence Stephenson, P.Eng.
302 – 15015 Victoria Avenue, White Rock British Columbia, Canada, V5B 1G2

July 12, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Silica Resources Corporation – Form SB-2 Registration Statement

Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Silica Resources Corporation, dated on or about July 12, 2006, and thereafter, and for any amendment in connection therewith, of the following:

  My report titled “Summary Report on the Sidney Creek Placer Claims – White Horse- Watson Lake Mining Division, Yukon Territory, Canada”, dated May 21, 2006, which was prepared by me for Silica Resources Corporation.

In addition, I hereby also consent to the reference to my name included in the referenced Form SB-2 Registration Statement for Silica Resources Corporation.

Yours truly,

“Laurence Stephenson, P.Eng.”

Laurence Stephenson, P.Eng.